UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2007
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100
Irvine, California	92618

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective as of April 6, 2007, Edward E. Penhoet, Ph.D., age 66, was elected by the Board of Directors (the “Board”) of IDM Pharma, Inc. (the “Company”) to serve on the Board and as a member of the Compensation Committee of the Board (the “Compensation Committee”).
Pursuant to the policy regarding non-employee director compensation previously adopted by the Board (the “Non-Employee Director Compensation Policy”), Dr. Penhoet is entitled to receive an initial option grant to purchase 20,000 shares of the Company’s common stock under the Company’s stock option plan upon his election to the Board and will also be entitled to receive an annual option grant to purchase 5,000 shares of the Company’s common stock in connection with the Company’s 2007 annual meeting of stockholders. Under the Non-Employee Director Compensation Policy, the Company has agreed to pay Dr. Penhoet for his service as a Board member an annual retainer of $20,000, a per meeting fee of $2,000 for meetings attended in person and $1,000 for the first hour and $500 for each additional hour for meetings attended by telephone, and for his service as a member of the Compensation Committee an annual retainer of $2,000 and a per meeting fee of $750. Dr. Penhoet will also be entitled to receive payments that the Company’s other non-employee directors are entitled to receive under the Company’s existing policies regarding compensation of its directors.
As permitted by Delaware law, the Company expects to enter into an indemnity agreement with Dr. Penhoet in connection with his election as a member of the Board and the Compensation Committee.
On February 20, 2007, the Company entered into a unit purchase agreement with certain purchasers, including various funds affiliated with Alta Partners, pursuant to which it sold an aggregate of 4,566,995 shares of common stock and warrants to purchase up to 782,568 shares of common stock for a total of $12,896,142.40 (excluding any proceeds that might be received upon exercise of the warrants). The purchase price of each share of common stock sold in the financing was $2.82 and the purchase price for the warrants was $0.022 for each share of common stock underlying the warrants. The closing of the financing occurred on February 20, 2007. Although not an obligation under the unit purchase agreement, the investors in the financing (other than Alta) requested appointment of a new independent director to the Board.
Dr. Penhoet serves as a Director of Alta BioPharma Management III, LLC, which is the general partner of certain investors in the financing, and as a Manager of Alta Embarcadero BioPharma Partners III, LLC, which was an investor in the financing. The investors with which Dr. Penhoet is affiliated invested an aggregate of $1,999,997.05 in the financing. Jean Deleage, Ph.D., who has served on the Board since August 2005, is also affiliated with Alta Partners.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: April 9, 2007	By:	/s/ Jean-Loup Romet-Lemonne
Jean-Loup Romet-Lemonne, M.D.
Chief Executive Officer

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